Exhibit 10.71
EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT
made by
BURGER KING HOLDINGS, INC.,
BLUE ACQUISITION SUB, INC.,
BURGER KING CORPORATION,
and
THE GUARANTORS IDENTIFIED HEREIN
in favor of
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
Dated as of October 19, 2010

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          GUARANTEE AND COLLATERAL AGREEMENT, dated as of October 19, 2010 made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the lending and other financial institutions (the “Lenders”) from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BURGER KING HOLDINGS, INC., a Delaware corporation (“Holdings”), BLUE ACQUISITION SUB, INC., a Delaware corporation, as the initial borrower prior the Merger (as defined below) (the “Initial Borrower”) (to be merged with and into Holdings), BURGER KING CORPORATION, a Florida corporation, as the borrower (the “Borrower”), the Lenders and the Administrative Agent.
W I T N E S S E T H:
          WHEREAS, the Sponsor and certain Sponsor Affiliates have newly formed Blue Acquisition Holding Corporation (“Parent”), and Parent’s direct wholly owned Subsidiary, the Initial Borrower, for the purpose of having the Initial Borrower acquire (the “Acquisition”) Holdings through a merger (the “Merger”) of the Initial Borrower with and into Holdings, the direct parent of the Borrower (with Holdings as the surviving corporation);
          WHEREAS, upon consummation of the Acquisition and the Merger on the Effective Date, Holdings shall automatically succeed to all the rights and obligations of the Initial Borrower under the Loan Documents, and the Borrower, which shall be a wholly-owned subsidiary of Holdings, shall immediately thereafter assume the rights and obligations of Holdings as “Borrower” under the Loan Documents;
          WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement, pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;
          WHEREAS, the Borrower is a member of an affiliated group of companies that, following the consummation of the Acquisition, will include each other Grantor;
          WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;
          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and
          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and in order to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:
ARTICLE I
DEFINED TERMS
          SECTION 1.1. Definitions.
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory, Letter of Credit Rights and Supporting Obligations.
          (b) The following terms shall have the following meanings:
     “Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.
     “Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and reimbursement obligations with respect to Letters of Credit and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and reimbursement obligations with respect to Letters of Credit and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender) whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).
     “Collateral”: as defined in Article III.
     “Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

     “Copyrights”: (i) all copyrights and works of authorship arising under the laws of the United States, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 4), all registrations and recordings thereof, and all applications in connection therewith, in the United States Copyright Office, and (ii) the right, if any, to obtain all renewals thereof.
     “Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright in the United States, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time savings, passbook or like account maintained with a depositary institution.
     “Excluded Property”: as defined in Article III.
     “Foreign Subsidiary Voting Stock”: the voting Equity Interests of any Foreign Subsidiary.
     “Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Article II) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).
     “Guarantors”: the collective reference to each Grantor other than the Borrower.
     “Infringement”: infringement, misappropriation, dilution or other violation of any Intellectual Property (and the terms “Infringe” and “Infringed” have meanings correlative thereto).
     “Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property (including, without limitation, those listed on Schedule 4) arising under United States laws, including, without limitation, the Copyrights, the Patents, and the Trademarks, and all rights to sue at law or in equity for any Infringement thereof, including the right to receive all proceeds and damages therefrom.
     “Intellectual Property Licenses”: all Copyright Licenses, Patent Licenses and Trademark Licenses.

     “Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.
     “Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock and any Equity Interests of Excluded Subsidiaries and Unrestricted Subsidiaries excluded from the definition of “Pledged Equity”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Debt and all Pledged Equity.
     “Issuers”: the collective reference to each issuer of any Investment Property.
     “New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
     “Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.
     “Patents”: (i) all letters patent of the United States, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 4, (ii) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 4, and including, for each of (i) and (ii), the right to make, use and/or sell the inventions disclosed or claimed therein and (iii) all rights to obtain any reissues or extensions of the foregoing.
     “Patent License”: all written agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent in the United States.
     “Perfection Certificate”: a certificate substantially in the form of Annex 2, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the associate general counsel or the chief legal officer of the Borrower.
     “Pledged Debt”: (i) all promissory notes listed on Schedule 2, (ii) all Intercompany Notes at any time issued to any Grantor exceeding $1,000,000, (iii) all promissory notes issued by any Franchisee to any Grantor exceeding $5,000,000 and (iv) all other promissory notes (other than notes issued by any Franchisee) issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) exceeding $1,000,000.
     “Pledged Equity”: the Equity Interests listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall (i) more than 65% of the issued and outstanding Foreign Subsidiary Voting Stock, (ii) Equity Interests

of any Unrestricted Subsidiary or (iii) Equity Interests of any Excluded Subsidiary, constitute Pledged Equity or be required to be pledged hereunder.
     “Pledged Investment Property”: all Investment Property now or hereafter included in the Collateral.
     “Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
     “Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).
     “Secured Parties”: the collective reference to the Administrative Agent, the Issuing Banks, the Lenders, each counterparty to any Specified Swap Agreement or Specified Cash Management Agreement and each sub-agent appointed by the Administrative Agent from time to time pursuant to Article VIII of the Credit Agreement, to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.
     “Securities Act”: the Securities Act of 1933, as amended.
     “Subsidiary Guarantor”: any Subsidiary that is or becomes a party to this Agreement.
     “Specified Cash Management Agreement”: any agreement providing for treasury, depository, purchasing card or cash management services, including in connection with automated clearing house transfers of funds or similar transactions between the Borrower or any Subsidiary Loan Party and any Lender or Affiliate thereof.
     “Specified Swap Agreement”: any Swap Agreement entered into by the Borrower or any Subsidiary Loan Party and any Person that is a Lender or Affiliate of a Lender at the time such Swap Agreement is entered into.
     “Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, domain names, trade dress, logos and other source or business identifiers, and all goodwill associated therewith or symbolized thereby, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, in the United States Patent and Trademark Office or in any similar office or agency of the United States, or any State thereof, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 4, and (ii) the right to obtain all renewals thereof.
     “Trademark License”: any written agreement providing for the grant by or to any Grantor of any right to use any Trademark in the United States.

          SECTION 1.2. Other Definitional Provisions.
          (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.
          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE II
GUARANTEE
          SECTION 2.1. Guarantee.
          (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors and permitted indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.
          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).
          (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article II or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
          (d) The guarantee contained in this Article II shall remain in full force and effect until all the Obligations (other than contingent indemnification and contingent expense reimbursement obligations as to which no claim has been asserted and any Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been satisfied by payment in full, no Letter of Credit shall be outstanding and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.
          (e) Except as provided in Section 8.15, no payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any setoff, appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full, no Letter of Credit is outstanding and the Commitments are terminated.
          SECTION 2.2. Right of Contribution.
          Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
          SECTION 2.3. No Subrogation.
          Notwithstanding any payment made by any Guarantor hereunder or any setoff or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security, guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full, no Letter of Credit is outstanding and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. For the avoidance of doubt, nothing in the foregoing shall operate as a waiver of any subrogation rights.
          SECTION 2.4. Amendments, etc., with respect to the Borrower Obligations.
          To the fullest extent permitted by applicable law, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any

Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon them or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Article II or any property subject thereto.
          SECTION 2.5. Guarantee Absolute and Unconditional.
          To the fullest extent permitted by applicable law, each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article II or acceptance of the guarantee contained in this Article II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Article II; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article II. To the fullest extent permitted by applicable law, each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee contained in this Article II, to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Article II, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          SECTION 2.6. Reinstatement.
          The guarantee contained in this Article II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          SECTION 2.7. Payments.
          Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without setoff or counterclaim in Dollars at the Administrative Agent’s Office.
ARTICLE III
GRANT OF SECURITY INTEREST
          Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest other than Excluded Property (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:
     (i) all Chattel Paper;
     (ii) all Documents (other than title documents with respect to equipment or assets set forth in clause (v) of the definition of Excluded Property below);
     (iii) all Equipment;
     (iv) all Fixtures;

     (v) all General Intangibles;
     (vi) all Instruments;
     (vii) all Intellectual Property and Intellectual Property Licenses;
     (viii) all Inventory;
     (ix) all Investment Property;
     (x) all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);
     (xi) all books and records pertaining to the Collateral; and
     (xii) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;
provided, however, that notwithstanding any of the other provisions set forth in this Article III, the term Collateral and the terms set forth in this Section defining the components of Collateral shall not include, and this Agreement shall not constitute a grant of a security interest in, any of the following (the “Excluded Property”): (i) any fee owned real property of any Grantor with a value of less than $10,000,000 and any leasehold interests in real property, (ii) any property to the extent that such grant of a security interest is prohibited by any Requirement of Law, requires a consent not obtained of any Governmental Authority pursuant to any Requirement of Law, is prohibited by the organizational documents of a Subsidiary if such Subsidiary is not a wholly owned Subsidiary, or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than Holdings, the Borrower and the Subsidiaries to terminate (or materially modify) or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Equity or Pledged Debt, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, (iii) any Accounts, Deposit Accounts and other assets specifically requiring perfection through control agreements, (iv) any property owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money, project financing or capital or finance lease obligation permitted to be incurred pursuant to the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property, (v) any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or assets covered by certificates of title or ownership of any Grantor, (vi) any Letter of Credit Rights, (vii) any Commercial Tort Claims, (viii) any “intent to use” Trademark applications unless and until a statement of use has been filed and accepted with the United States Patent and Trademark Office or any Intellectual Property if the granting, attachment or enforcement of a Lien or security interest in such Intellectual Property would result in the cancellation or voiding of such Intellectual Property, or (ix) those assets as to which the Administrative Agent and the Borrower agree that the cost of obtaining a security interest therein or perfection thereof are excessive in relation to the value to the Lenders of the security to be afforded thereby.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:
          SECTION 4.1. Title; No Other Lien.
          Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement or this Agreement, such Grantor owns or has a right to use each item of the Collateral free and clear of any and all Liens. No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement or as to which documentation to terminate the same shall have been delivered to the Administrative Agent. For the avoidance of doubt, it is understood and agreed that any Grantor has granted and may hereafter, as part of its business, grant licenses in the ordinary course of business to third parties to use Intellectual Property owned by, licensed to, or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.
          SECTION 4.2. Perfection Certificate.
          The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material aspects as of the Effective Date.
          SECTION 4.3. [Reserved].
          SECTION 4.4. Inventory and Equipment.
          On the date hereof, the Inventory and the Equipment of each Grantor having a value greater than $750,000 (other than de minimis amounts of Equipment and Inventory not located in such locations in the ordinary course of business, Equipment and Inventory in transit between locations identified on Schedule 3 and mobile goods) are kept at the locations listed on Schedule 3.
          SECTION 4.5. [Reserved].
          SECTION 4.6. Investment Property.
          (a) All the shares of the Pledged Equity as to which the Borrower or a Restricted Subsidiary of the Borrower is the Issuer have been duly and validly issued and are fully paid and nonassessable.
          (b) To the best of such Grantor’s knowledge, each of the Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
          (c) Such Grantor is the beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of any other Person, except the security interest created by this Agreement and Liens permitted pursuant to the Credit Agreement.
          SECTION 4.7. Receivables.
          The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of any material Receivables will at such times to such Grantor’s knowledge be accurate in all material respects.
          SECTION 4.8. Intellectual Property.
          (a) Schedule 4 lists all patents, copyrights and trademarks registered in the United States or for which an application for registration is pending in the United States (including the relevant registration, application or serial number) that is owned by such Grantor in its own name on the date hereof.
          (b) Each Grantor owns or has the right to use all Intellectual Property that is material to its business in the United States as currently conducted, free of all Liens except liens permitted by the Credit Agreement or this Agreement, and takes reasonable actions, as determined by such Grantor in its reasonable business judgment, to protect and maintain such Intellectual Property.
          (c) On the date hereof, all material registered or patented Intellectual Property that is owned by such Grantor in the United States is valid, unexpired and enforceable, has not been abandoned, and to the knowledge of such Grantor, is not being Infringed by any other Person, except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The current operation of the business by such Grantor and Grantor’s use of its Intellectual Property in the United States does not Infringe the Intellectual Property of any other Person, except for any such Infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (d) No holding or decision has been rendered by any applicable Governmental Authority in the United States that would impair or cancel the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property set forth on Schedule 4 owned by such Grantor (other than oppositions or office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property); except as could not reasonably be expected to result in a Material Adverse Effect.
          (e) No material claim, action or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, on the date hereof in the United States seeking to cancel or challenge any material Intellectual Property set forth on Schedule 4 owned by such Grantor (other than oppositions or office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property).
          (f) Notwithstanding anything contained in this Agreement or any other Loan Document, Grantor shall not have any obligation under this Agreement or any other Loan Document (or otherwise) with respect to any Intellectual Property outside the United States (regardless of whether now or hereafter developed or acquired), including any obligation to make any filings or to take any other actions to grant, record or perfect any security interest in any Intellectual Property outside the United States.
ARTICLE V
COVENANTS
          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than contingent indemnification and contingent expense reimbursement obligations as to which no claim has been asserted and any Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated:
          SECTION 5.1. Delivery of Instruments, Certificated Securities and Chattel Paper. If (i) any amount in excess of $1,000,000 owed by any Subsidiary to any Grantor or (ii) any other amount in excess of $1,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be delivered as soon as reasonably practicable to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          SECTION 5.2. Maintenance of Insurance.
          (a) Such Grantor will maintain the insurance required by Section 5.07 of the Credit Agreement.
          (b) All such insurance shall (i) provide (or such Grantor shall use commercially reasonable efforts to ensure that it provides) that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days or, in the case of insurance existing as of the date hereof, at least 10 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as insured party or loss payee.
          SECTION 5.3. Maintenance of Perfected Security Interest; Further Documentation.
          (a) Such Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection (subject to the qualifications set forth in Section 3.18 of the Credit Agreement) and priority described in Section 3.18 of the Credit Agreement and shall take commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to, in the case of Collateral consisting of Pledged Equity and Pledged Debt, Liens permitted by the Credit Agreement and, in the case of Collateral other than Pledged Equity and Pledged Debt, Liens permitted by the Credit Agreement and to the rights of such Grantor under the Loan Documents to dispose of the Collateral.
          (b) [Reserved].
          (c) [Reserved].
          SECTION 5.4. [Reserved].
          SECTION 5.5. Notices
          Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.
          SECTION 5.6. Investment Property.
          (a) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or in respect of the Pledged Investment Property to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Investment Property required to be delivered to the Administrative Agent under this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Investment Property or received in exchange for Pledged Investment Property or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).
          (b) Without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Credit Agreement or (iii) except as permitted by the Credit Agreement, enter, subsequent to the date upon which such Investment Property becomes Collateral hereunder, into any agreement (other than the Credit Agreement) or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property required to be included in Collateral or Proceeds thereof.
          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property required to be included in Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to such Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) and 6.7 with respect to such Investment Property issued by it.
          SECTION 5.7. Receivables.
          Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 10% of the aggregate amount of the then-outstanding Receivables.
          SECTION 5.8. Intellectual Property.
          (a) Such Grantor will (i) continue to use (either itself or through licensees) each Trademark that is owned by such Grantor in the United States and is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole on each and every trademark class of goods or services applicable to such material Trademark and to its current business taken as a whole in accordance with applicable law to the extent necessary to maintain such material Trademark in full force free from any claim of abandonment for non-use, except to the extent that such Grantor determines in its reasonable business judgment that any such use of a Trademark is no longer necessary or beneficial to the conduct of such Grantor’s business, (ii) maintain in all material respects as in the past (or increase) the quality of products and services offered under such material Trademark (either itself or through licensees), (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends to the extent necessary and required by applicable law to maintain such material

Trademark and (iv) not do any act or knowingly omit to do any act whereby such material Trademark becomes invalidated or abandoned; except as may otherwise be decided by such Grantor in its reasonable business judgment.
          (b) Such Grantor will not do any act, or knowingly omit to do any act, whereby any Patent that is owned by such Grantor in the United States that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole becomes forfeited, abandoned or dedicated to the public, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.
          (c) Such Grantor will not do any act or knowingly omit to do any act whereby any portion of the Copyrights that is owned by such Grantor in the United States that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole becomes invalidated, except to the extent that such Grantor determines in its reasonable business judgment that such Copyright, or any portion thereof, is no longer necessary or beneficial to the conduct of such Grantor’s business. Such Grantor will not do any act whereby any portion of the Copyrights that is owned by such Grantor in the United States that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole may fall into the public domain, except to the extent that such Grantor determines in its reasonable business judgment that the maintenance thereof is no longer necessary or beneficial to the conduct of such Grantor’s business.
          (d) Such Grantor will not do any act that knowingly uses any U.S. Intellectual Property that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole to willfully Infringe the U.S. Intellectual Property of any other Person in any material respect.
          (e) Such Grantor will notify the Administrative Agent within thirty (30) days after the last day of the fiscal quarter in which it knows that any application or registration for any Intellectual Property that is owned by such Grantor in the United States that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole becomes forfeited or abandoned (other than the expiration of Patents or Copyrights at the end of their statutory term and except to the extent that such Grantor determines in its reasonable business judgment that any such Intellectual Property is no longer necessary or beneficial to the conduct of such Grantor’s business), or of any materially adverse determination in any proceeding in the United States against such Grantor regarding such Grantor’s rights in or ownership, validity, enforceability or use of, any material U.S. Intellectual Property or such Grantor’s right to register the same or to own and maintain the same in the United States (other than office actions issued in the ordinary course of prosecution of any pending applications for patents or applications for registration of other Intellectual Property); except, in each case, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
          (f) Whenever such Grantor shall acquire any Intellectual Property that is registered with the United States Patent and Trademark Office or the United States Copyright Office, or file with the United States Patent and Trademark Office or the United States Copyright Office an application for the registration of any Intellectual Property, or execute a material stand-

alone license agreement pursuant to which a third party grants such Grantor an exclusive license to a copyright registered in the United States Copyright Office, such Grantor shall, as applicable, report such acquisition, filing or license to the Administrative Agent within thirty (30) days after the last day of the bi-annual fiscal period in which, as applicable, such filing occurs or such license is executed. Upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any such Copyright, Patent or Trademark in the United States and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
          (g) Such Grantor will take reasonable and necessary steps if and to the extent such Grantor shall reasonably deem appropriate under the circumstances, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property owned by such Grantor in the United States that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
          (h) In the event that any Intellectual Property owned by such Grantor in the United States that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole is Infringed by a third party, such Grantor shall (unless such Infringement could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect) (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, (ii) if and to the extent Grantor deems it appropriate in its sole discretion, sue for Infringement (including seeking injunctive relief where appropriate and seeking damages for such Infringement), and (iii) promptly (but in any event within thirty (30) days) notify the Administrative Agent if and to the extent Grantor, in its sole discretion, sues for Infringement (including seeking injunctive relief), or initiates arbitration, mediation or judicial proceedings in respect of, such third party.
          (i) Upon and during the continuance of an Event of Default, each Grantor shall use commercially reasonable efforts to obtain all requisite consents or approvals under each Intellectual Property License that is material to the operation of the business of the Borrower and its Subsidiaries taken as a whole to the extent reasonably requested by the Administrative Agent to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee (provided that such Grantor shall not be required to pay any additional consideration for such consent).
ARTICLE VI
REMEDIAL PROVISIONS
          SECTION 6.1. Certain Matters Relating to Receivables.

          (a) If an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to make test verifications of the Receivables required to be included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.
          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables required to be included in the Collateral and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables required to be included in the Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (c) If an Event of Default has occurred and is continuing, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables required to be included in the Collateral, including, without limitation, all original orders, invoices and shipping receipts.
          SECTION 6.2. Communications with Obligors; Grantors Remain Liable.
          (a) The Administrative Agent in its own name or in the name of others may at any time when an Event of Default has occurred and is continuing, communicate with obligors under the Receivables required to be included in the Collateral to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any such Receivables.
          (b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables required to be included in the Collateral that such Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.
          (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables required to be included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the

Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          SECTION 6.3. Pledged Equity.
          (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all dividends (other than dividends payable in Equity Interests) paid in respect of the Pledged Equity and all payments made in respect of the Pledged Debt, in each case to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that such Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment Property or the rights and remedies of the Administrative Agent or the Lenders under any Loan Document or the ability of the Administrative Agent or the Lenders to exercise the same.
          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments (including sums paid upon the liquidation or dissolution of any Issuer or in connection with any distribution of capital) or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 6.5 and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. If any sums of money paid or distributed in respect of Investment Property, which the Administrative Agent shall be entitled to receive pursuant to clause (i) above, shall be received by a Grantor, such Grantor shall, until such money is paid to the Administrative Agent, hold such money in trust for the Administrative Agent and the Lenders as additional collateral for the Obligations.
          (c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.
          SECTION 6.4. Proceeds to be Turned Over to Administrative Agent.
          If an Event of Default occurs and is continuing and the Administrative Agent so requests, all Proceeds received by any Grantor consisting of cash and cash equivalents shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
          SECTION 6.5. Application of Proceeds.
          At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting the Collateral, whether or not held in any Collateral Account, and any proceeds of any collection or sale of Collateral or of the guarantees set forth in Section 2, in payment of the Obligations in the following order:
     First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;
     Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;
     Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

     Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.
          SECTION 6.6. Code and Other Remedies.
          If an Event of Default occurs and is continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, if an Event of Default occurs and is continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request following and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.5. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not assign or otherwise dispose of any Trademark owned by any Grantor without assigning the assets and goodwill of the business associated therewith; and any assignment not in compliance with the foregoing shall be null and void.
          SECTION 6.7. Registration Rights.

          (a) If the Administrative Agent shall determine to exercise its rights to sell all or any of the Pledged Equity pursuant to Section 6.6, and if, in the opinion of the Administrative Agent, it is reasonably necessary to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, reasonably necessary to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate.
          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
          (c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent permitted by applicable law, and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.
          SECTION 6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
ARTICLE VII
THE ADMINISTRATIVE AGENT
          SECTION 7.1. Administrative Agent’s Appointment as Attorney-in-Fact, etc.

          Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable required to be included in the Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any such Receivable or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property required to be included in the Collateral hereunder, execute and deliver, and have recorded in the United States, any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the

Administrative Agent may reasonably deem appropriate; (7) subject to any licenses (and the rights granted therein) existing at the time of such assignment, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains and subject to the qualification set out in Section 6.6 with regard to Trademarks), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
          Anything in this Section 7.1, to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1, unless an Event of Default shall have occurred and be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The out-of-pocket expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          SECTION 7.2. Duty of Administrative Agent.
          The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the

Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          SECTION 7.3. Execution of Financing Statements.
          Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof; provided that, at the reasonable request of any Grantor, the Administrative Agent shall amend any such statement (and any other financing statement filed by the Administrative Agent in connection with this Agreement) to exclude any property that is released from, or otherwise not included in, the Collateral. The Administrative Agent agrees promptly to furnish copies of all such filings to the Borrower.
          SECTION 7.4. Authority of Administrative Agent.
          Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
ARTICLE VIII
MISCELLANEOUS
          SECTION 8.1. Amendments in Writing.
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Credit Agreement.
          SECTION 8.2. Notices.

          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.
          SECTION 8.3. No Waiver by Course of Conduct; Cumulative Remedies.
          Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          SECTION 8.4. Enforcement Expenses; Indemnification.
          (a) The parties hereto agree that the Administrative Agent and the Lenders shall be entitled to reimbursement of their expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.
          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, losses, damages and claims and related out-of-pocket expenses (including the reasonable fees, charges and disbursements of counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.03 of the Credit Agreement.
          (c) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.
          SECTION 8.5. Successors and Assigns.
          This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their permitted successors and assigns; provided that no Grantor may, except pursuant to a merger or consolidation permitted by the Credit Agreement, assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          SECTION 8.6. Setoff.

          If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of each Grantor against any of and all the obligations of such Grantor now or hereafter existing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and the applicable Issuing Bank shall notify such Grantor and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.
          SECTION 8.7. Counterparts; Integration.
          This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Syndication Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
          SECTION 8.8. Severability.
          Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 8.9. Section Headings.
          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 8.10. [Reserved].
          SECTION 8.11. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that, to the extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against any Grantor or their respective properties in the courts of any jurisdiction.
          (c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent not prohibited by law, any right it might have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages and waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.2. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 8.12. [Reserved].
          SECTION 8.13. Acknowledgments.
          Each Grantor hereby acknowledges that:
          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.
          SECTION 8.14. Additional Guarantors and Grantors.

          Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 5.12 of the Credit Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Security Agreement Supplement in the form of Annex 1 hereto.
          SECTION 8.15. Releases.
          (a) At such time as the Loans and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations as to which no claim has been asserted and any Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then (i) the Liens created hereby on such Collateral shall automatically be released and (ii) the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.
          SECTION 8.16. Waiver of Jury Trial.
          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 8.17. Effectiveness of the Merger; Assignment and Delegation to and Assumption by the Borrower.
          Holdings, the Borrower and the Subsidiaries shall have no rights or obligations hereunder until the consummation of the Merger and any representations and warranties of Holdings, the Borrower or any of the Subsidiaries hereunder shall not become effective until such time. Upon consummation of the Merger, Holdings shall automatically succeed to all the rights and obligations of the Initial Borrower under this Agreement and the other Loan Documents, and the Borrower shall immediately thereafter assume all such rights and obligations of Holdings as the “Borrower” under this Agreement and the other Loan Documents, and all rights, obligations, representations and warranties of Holdings, the Borrower and the Subsidiaries shall become effective as of the date hereof, without any further action by any Person.

          IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

BURGER KING HOLDINGS, INC.
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer
[Signature Page to Guarantee & Collateral Agreement]

BLUE ACQUISITION SUB, INC.
By:	/s/ Daniel Schwartz
	Name:	Daniel Schwartz
	Title:	Vice President
[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

BURGER KING CORPORATION
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer
[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

BK ACQUISITION, INC. BK CDE, INC. BURGER KING INTERAMERICA, LLC BURGER KING SWEDEN, INC. DISTRON TRANSPORTATION SYSTEMS, INC. MOXIE’S, INC. THE MELODIE CORPORATION TPC NUMBER FOUR, INC. TQW COMPANY
By:	/s/ Ben K. Wells
	Name:	Ben K. Wells
	Title:	Chief Financial Officer
[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Barry Bergman
	Name:	Barry Bergman
	Title:	Managing Director
[SIGNATURE PAGE TO GUARANTEE AND COLLATERAL AGREEMENT]

ACKNOWLEDGMENT AND CONSENT***
          The undersigned hereby acknowledges receipt of a copy of the Guarantee and Collateral Agreement dated as of October 19, 2010 (the “Agreement”), made by the Grantors parties thereto for the benefit of JPMORGAN CHASE BANK, N.A., as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1)	The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2)	The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) of the Agreement.

3)	The terms of Sections 6.3(c) and 6.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 of the Agreement.

[NAME OF ISSUER]
By
Name:
Title:

Address for Notices:

Fax:

***	This consent is necessary only with respect to any Issuer which is not also a Grantor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Grantor.

Annex 1 to
Guarantee and Collateral Agreement
          ASSUMPTION AGREEMENT, dated as of ________________, 20__, made by ____________________, a ______________ corporation (the “Additional Grantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), for the lending and other financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.
W I T N E S S E T H :
          WHEREAS, BURGER KING HOLDINGS, INC., a Delaware corporation (“Holdings”), BLUE ACQUISITION SUB, INC., a Delaware corporation, BURGER KING CORPORATION, a Florida corporation (the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of October 19, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, in connection with the Credit Agreement, Holdings, the Borrower and certain of the Borrower’s Subsidiaries (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of July 13, 2005 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties;
          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and
          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;
          NOW, THEREFORE, IT IS AGREED:
          1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Guarantee and Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

4)	GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]
By:
Name:
Title:

Annex 1-A to
Assumption Agreement
Supplement to Schedule 1
Supplement to Schedule 2
Supplement to Schedule 3
Supplement to Schedule 4